UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2012

(Exact Name of Registrant as Specified in Charter)

Michigan	1-16577	38-3150651
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5151 Corporate Drive, Troy, Michigan	48098
(Address of Principal Executive Offices)	(Zip Code)

(248) 312-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective October 23, 2012, the Board of Directors of Flagstar Bank, FSB (the “Bank”), the principal subsidiary of Flagstar Bancorp, Inc. (the “Company”), executed a Stipulation and Consent (the “Consent”), accepting the issuance of a Consent Order (the “Order”) by the Office of the Comptroller of the Currency (the “OCC”).

The summary description of the Order set forth below in this Item 1.01 as well as the Consent is qualified in its entirety by reference to the Consent and the Order, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Under the terms of the Order, the Bank has agreed to, among other things, take the following actions:

•

Within 120 days of the date of the Order, and at least annually thereafter, the Board of Directors of the Bank (the “Board”) shall review, revise, and forward to the OCC a written capital plan for the Bank covering at least a three-year period and establishing projections for the Bank’s overall risk profile, earnings performance, growth expectations, balance sheet mix, off-balance sheet activities, liability and funding structure, capital and liquidity adequacy, as well as a contingency capital funding process and plan that identifies alternative capital sources should the primary sources not be available;

•

Within 90 days of the date of the Order, the Board shall review, revise, adopt and forward to the OCC written policies and procedures for maintaining an adequate allowance for loan and lease losses in accordance with U.S. generally accepted accounting principles (“GAAP”);

•

Within 90 days of the date of the Order, the Board shall review, revise, adopt and forward to the OCC written policies and procedures for maintaining an adequate representation and warranty reserve in accordance with GAAP;

•

Within 60 days of the date of the Order, the Board shall adopt and forward to the OCC a comprehensive written liquidity risk management policy that systematically requires the Bank to reduce liquidity risk;

•

Within 60 days of the date of the Order, the Board shall adopt, implement, and ensure Bank adherence to an independent, internal audit program covering all Bank operations and shall implement appropriate actions to remedy deficiencies cited in such audit reports;

•

Within 90 days of the date of the Order, the Board shall develop, adopt, and forward to the OCC a written enterprise risk management program that is designed to ensure that the Bank effectively identifies, monitors, and controls its enterprise-wide risks, including by developing risk limits for each line of business;

•

Within 90 days of the date of the Order, the Board shall adopt, implement, and ensure Bank adherence to an independent, ongoing loan review system to review the Bank’s loan and lease portfolios, which system shall provide for the filing with the Board of internal loan and lease review reports and shall require the Board to review the reports and take immediate remedial action if appropriate;

•

Within 90 days of the date of the Order, the Board shall establish, adopt, and forward to the OCC written policies and procedures designed to identify, measure, monitor, and control risks associated with the Bank’s credit concentrations;

•

Within 90 days of the date of the Order, the Board shall review, revise, and ensure Bank adherence to the Bank’s written Bank Secrecy Act/Anti-Money Laundering (“BSA/AML”) Risk Assessment to ensure BSA/AML risks posed to the Bank are accurately identified after consideration of all pertinent information;

•

Within 90 days of the date of the Order, the Board shall review, revise, and ensure Bank adherence to the Bank’s written program of policies and procedures adopted in accordance with the Bank Secrecy Act (“BSA”), which shall include the production of periodic reports designed to identify, monitor, and evaluate unusual or suspicious activity;

•

Within 90 days of the date of the Order, the Board shall update the status of its plan and timeline for the implementation of enhanced BSA/AML internal controls and shall forward a copy of the plan and timeline to the OCC;

•

Within 90 days of the date of the Order, the Board shall review, revise, and ensure Bank adherence to its risk-based processes to obtain and analyze appropriate information from its customer due diligence program, both at the time of account opening and on an ongoing basis, in order to effectively monitor for, and investigate, suspicious or unusual activity;

•	Within 90 days of the date of the Order, the Board shall review, revise, and ensure Bank adherence to its BSA independent testing program;

•

Within 90 days of the date of the Order, the Board shall adopt and forward to the OCC a written program to improve the Bank’s compliance management process, which the Board shall implement and ensure compliance with following the OCC’s determination of non-objection;

•

Within 60 days of the date of the Order, the Board shall adopt, implement, and ensure Bank adherence to (i) written Flood Disaster Protection Act (“FDPA”) policies and procedures detailing a coordinated program to ensure Bank compliance with the FDPA, and (ii) a comprehensive FDPA training program for all applicable lending staff to ensure awareness of their FDPA compliance responsibilities;

•

Within 180 days of the date of the Order, the Board shall adopt and forward to the OCC a comprehensive written business continuity plan, which the Board shall implement and ensure compliance with following the OCC’s determination of non-objection.

Each of the plans, policies and procedures referenced above that the Order requires the Bank to submit to the OCC, as well as any subsequent amendments or changes thereto, must be submitted for a determination that the OCC has no supervisory objection to them. Upon receiving a determination of no supervisory objection from the OCC, the Bank must implement and adhere to the respective plan, policy or procedure.

The Order also requires the Bank to establish a Compliance Committee to oversee the Bank’s adherence to the provision of the Order. The Board has re-designated the Bank’s existing Regulatory Oversight Committee as its Compliance Committee. The current members of the Compliance Committee are Jay J. Hansen, David J. Matlin, Peter Schoels and David L. Treadwell. The Compliance Committee is responsible for monitoring and coordinating the Bank’s adherence to the provisions of the Order. The Board has appointed John D. Lewis to serve as the Chairman of the Compliance Committee, replacing Mr. Treadwell, effective upon receipt of OCC non-objection to Mr. Lewis’s appointment to the Board. In addition, the Board has appointed Peter Schoels to serve as Vice Chairman of the Committee, effective upon receipt of non-objection to Mr. Schoels’s election to the Board of Directors of the Company from the Board of Governors of the Federal Reserve System, an application for which is pending. (Mr. Schoels became a director of the Bank effective October 5, 2012 upon the Bank’s receipt of OCC’s non-objection to Mr. Schoels’s appointment to the Board.)

The Order replaces the Supervisory Agreement entered into between the Bank and the Office of Thrift Supervision on January 27, 2010. The OCC terminated the Supervisory Agreement simultaneous with issuance of the Order.

Item 7.01 Regulation FD Disclosure.

On October 23, 2012, the Company issued the press release furnished herewith as Exhibit 99.1 announcing the Order.

The information in this Item 7.01, including the exhibit attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any other purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act regardless of any general incorporation language in such filing unless specifically provided otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are being furnished herewith:

10.1	Stipulation to the Issuance of a Consent Order dated October 23, 2012.

10.2	Consent Order between Flagstar Bank, FSB and the Office of the Comptroller of the Currency, dated October 23, 2012.

99.1	Press Release dated October 23, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAGSTAR BANCORP, INC.

Date: October 24, 2012	By:	/s/ Paul D. Borja
Paul D. Borja
Executive Vice-President and Chief Financial Officer